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                                                                  EXHIBIT 23.8

INDEPENDENT AUDITORS' CONSENT:


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-16867 of Outsourcing Solutions Inc. on Form S-4 of our report dated
January 2, 1996 (November 26, 1996 as to Note 11) (relating to the financial statements of Continental Credit Services, Inc. and related companies), appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Seattle, Washington
March 28, 1997